DSI REALTY INCOME FUND VIII
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
JUNE 30, 1998 AND DECEMBER 31, 1997

                                          June 30,       December 31,
                                            1998             1998
ASSETS

CASH AND CASH EQUIVALENTS                $  496,584       $  399,704
PROPERTY                                  3,134,586        3,387,178

INVESTMENT IN REAL ESTATE
  JOINT VENTURE                             291,674          313,650

OTHER ASSETS                                 31,604           31,604

TOTAL                                    $3,954,448       $4,132,136

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  612,551       $  612,450


PARTNERS' EQUITY:
     General Partners                       (74,361)         (72,584)
     Limited Partners                     3,416,258        3,592,270

  Total partners' equity                  3,341,897        3,519,686

TOTAL                                    $3,954,448       $4,132,136

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997

                                         June 30,         June 30,
                                           1998             1997
REVENUES:
Rental Income                            $  454,693       $  421,223
Gain on sale of land                         46,974                0
Interest                                      2,223            1,609
     Total revenues                         503,890          422,832

EXPENSES:

Operating Expenses                          264,009          276,397
General and administrative                   48,569           40,090
     Total expenses                         312,578          316,487

INCOME BEFORE EQUITY IN INCOME
   OF REAL ESTATE JOINT VENTURE             191,312          106,345

EQUITY IN INCOME OF REAL ESTATE
   JOINT VENTURE                             27,035           21,764

NET INCOME                               $  218,347       $  128,109


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  216,164       $  126,828
    General partners                          2,183            1,281

TOTAL                                    $  218,347       $  128,109

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     9.01       $     5.28


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              24,000           24,000

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997


                                           June 30,        June 30,
                                             1998            1997

REVENUES:
Rental Income                            $  902,002       $  839,078
Gain on sale of land                         46,974                0
Interest                                      4,059            3,392

Total Revenues                              953,035          842,470

EXPENSES:
Operating Expenses                          518,463          533,500
General and Administrative                  118,731          104,220
Total Expenses                              637,194          637,720

INCOME BEFORE EQUITY IN INCOME OF
  REAL ESTATE JOINT VENTURE                 315,841          204,750

EQUITY IN INCOME OF REAL
  ESTATE FOINT VENTURE                       51,824           41,810

NET INCOME                               $  367,665       $  246,560

AGGREGATE NET INCOME ALLOCATED TO:
  Limited partners                       $  363,988       $  244,094
  General partners                            3,677            2,466

TOTAL                                    $  367,665       $  246,560

NET INCOME PER LIMITED PARTNERSHIP UNIT      $15.17           $10.17

LIMITED PARTNERSHIP UNITS USED
  IN PER UNIT CALCULATION                    24,000           24,000



See accompanying notes to financial statements (unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL


EQUITY AT DECEMBER 31, 1996           ($67,560)     $4,089,606   $4,022,046

NET INCOME                               2,466         244,094      246,560
DISTRIBUTIONS                           (5,454)       (540,000)    (545,454)

EQUITY AT JUNE 30, 1997               ($70,548)     $3,793,700   $3,723,152

EQUITY AT DECEMBER 31, 1997           ($72,584)     $3,592,270   $3,519,686

NET INCOME                               3,677         363,988      367,665
DISTRIBUTIONS                           (5,454)       (540,000)    (545,454)

EQUITY AT JUNE 30, 1998               ($74,361)     $3,416,258   $3,341,897


See accompanying notes to consolidated financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                      June 30,          June 30,
                                        1998              1997

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 367,665       $ 264,560

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        234,566         234,567
     Gain on sale of land                (46,974)              0
     Distributions in excess
      	of earnings in
       real estate joint venture          21,976          20,886

     Changes in assets and
      	liabilities:

     Increase in liabilities                 101           6,094

Net cash provided by
  operating activities                   577,334         508,107

CASH FLOWS FROM INVESTING ACTIVITIES -

     Proceeds from Sale of land           18,026               0

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (545,454)       (545,454)

NET INCREASE(DECREASE) IN CASH AND
   CASH EQUIVALENTS                       96,880         (37,347)

CASH AND CASH EQUIVALENTS:

     At beginning of period              399,704         389,413
     At end of period                  $ 496,584        $352,066


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND VIII
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund VIII (the "Partnership"), a limited partnership, has two general partners (DSI Properties, Inc., and Diversified Investors Agency) and limited partners owning 24,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership
Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of June 30, 1998, and for the periods ended June 30, 1998, and 1997 is unaudited. Such financial information includes all adjustments considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Stockton, Pittsburg, El Centro, Lompoc and Huntington Beach, California. The total cost of property and accumulated depreciation at June 30, 1998, is as follows:

        Land                                 $  2,287,284
        Buildings and improvements              7,071,497
        Equipment                                  22,831
        Total                                   9,381,612
        Less: Accumulated Depreciation        ( 6,247,026)
        Property - Net                       $  3,134,586


3.   INVESTMENT IN REAL ESTATE JOINT VENTURE

The Partnership is involved in a joint venture with DSI Realty Income Fund IX through which the Partnership has a 30% interest in a mini-storage facility in Aurora, Colorado. Under the terms of the joint venture agreement, the Partnership is entitled to 30% of the profits and losses of the venture and owns 30% of the mini-storage facility as a tenant in common with DSI Realty Income Fund IX, which has the remaining 70% interest in the venture. Summarized income statement information for the three months ended June 30, 1998, and 1997 is as follows:

                                   1998                   1997
     Revenue                     $345,427               $320,774
     Operating Expenses           172,681                181,407
     Net Income                  $172,746               $139,367


The Partnership accounts for its investment in the real estate joint venture under the equity method of accounting.

4.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.